UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 19, 2004

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1005 Hamilton Court, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated as of April 19, 2004

ITEM 12:    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 19, 2004, Nuance issued a press release announcing its financial results for the quarter ended March 31, 2004. A copy of the release is attached as Exhibit 99.1.

     Nuance’s attached press release and Consolidated Statements of Operations present non-GAAP (Generally Accepted Accounting Principles) net loss, excluding special items, and net loss per share (basic and diluted), excluding special items, in addition to the presentation of such results in accordance with GAAP. The special items include non-cash compensation expense and restructuring credits. These special items are not necessarily representative of Nuance’s core operations and Nuance management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding the impact of the special items on Nuance’s net loss and net loss per share. Nuance management also uses non-GAAP measurements in certain internal management analyses, as the resulting metrics provide useful information regarding the company’s core operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 19, 2004	Nuance Communications, Inc.
(Registrant)

/s/ Karen Blasing

Karen Blasing
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated as of April 19, 2004

4